Exhibit 10.27

USD$220,334	Effective Date: April 15, 2023

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, TDG Acquisition Company LLC DBA Six-15 Technologies, a New York State Limited Liability Company (the “Maker”), promises to pay to the order of ROSSITER & CUMMARO ENTERPRISE LLC and ONPOINT LTB LLC (the “Payee”, and together with the Maker, the “Parties” and each, a “Party”), the principal sum of USD$220,334.00 together with interest thereon as set forth in this Promissory Note (this “Note”). This note shall be a secured obligation of the Maker. The obligations of the Maker under this Note are secured pursuant to the terms of the Collateralized Credit Agreement dated July 15, 2022, between the Maker and the Payee (the “Credit Agreement”), and such security interest includes but is not limited to all of the specified assets of the Maker.

(1)           Interest. The outstanding principal amount of this Note shall accrue interest at the rate of Twenty Percent (16%) per annum commencing on April 15, 2023 (the “Effective Date”). As of December 31, 2022, and agreement was reached for a 6-months IO (Interest Only) extension in exchange for a larger discount (35%) if the equity purchase option is exercised anytime prior to maturity of the loan on or before June 1, 2025.

(2)           Maturity Date. If not sooner paid in compliance with Section (4) below, the entire unpaid principal balance of USD$220,334.00 and all accrued but unpaid interest shall be due and payable by the Maker to the Payee on June 1, 2025 (the “Maturity Date”). If the Maturity Date is not a business day in Charleston, South Carolina, then payment shall be due on the next following business day. All payments hereunder shall be made to a bank account indicated by the Payee in writing.

(3)           Payments. Payments upon the interest and principal due hereunder shall be made to Payee by the Maker on the dates and in the amounts set forth in Schedule A hereto, subject to any prepayment under Section (4) hereto.

(4)           Prepayment. This Note may be prepaid up to 50% upon a triggering event, which is defined by a partial of full sale of the company, via privately or a public offering of shares.

(5)           Maximum Interest Rate. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Payee in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Payee’s receipt thereof, with the same force and effect as though the Maker had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium- free prepayment or prepayments.

(6)           Assignment. The Payee may grant participations in all or any portion of this Note, and/or transfer or assign this Note or any of the Payee’s rights hereunder in whole or in part to any immediate family member or entity that is an affiliate under the control of the Payee without the prior written consent of the Maker. All of the terms of this Note shall inure to the benefit of the Payee and its successors and assigns and shall be binding upon the Maker and its successors and assigns. Maker shall not have the right to transfer or assign its obligations under this Note without the prior written consent of Payee.

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(7)           Default.

(a)           Payment Acceleration. The Payee shall have the right to accelerate the maturity of this Note and the entire amount of principal and interest under this Note shall be immediately due and payable upon the occurrence of any of the following events: (a) any payment due hereunder is not paid within thirty (30) calendar days after delivery of written notice from Payee to Maker of such failure to pay; or (b) the commencement of any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the Maker if such proceedings are not dismissed within thirty (30) calendar days of commencement.

(b)           Collateral: Schedule: This loan is collateralized by a subordinate position on current assets and Intellectual Property Portfolio of TDG Acquisition Company LLC DBA Six-15 Technologies, as set forth in Schedule B, hereto.

(c)           Personal Guarantee: This loan is further collateralized by a personal guarantee of Rich Ryan, the CEO of the Company, using his primary residence located 2 Irene St, Bluffton, SC, 29910-8364, as set forth in Schedule C, hereto.

(d)           Borrower shall neither seek nor accept any additional funding that would require a pledge of collateral in a position that supersedes or takes precedence over the secured position of RCE, OnPoint LTB LLC and/or PalmettOptions Club LLC, without either; the expressed written consent of each collateralized party to this Agreement, or the repayment of any and all indebtedness to such parties prior to such acceptance.

(8)           Miscellaneous.

(a)           Entire Agreement. This Note, alongside the revolving credit agreement dated July 15, 2022 (the “Credit Agreement”), constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the Parties with respect to such matters, and neither this Note nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Note, terminated, except upon full payment of the principal and interest due hereunder or by a written agreement signed by the Parties.

(b)           Negotiated Agreement. The Parties have fully participated in the Note’s negotiation and preparation. Accordingly, this Note shall not be more strictly construed against either of the Parties.

(c)           Waivers. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the Party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

(d)           Waiver of Jury Trial. THE PARTIES TO THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES ENTERING INTO THIS NOTE.

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(e)       Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be delivered as set forth in the “Notice” section of the Credit Agreement.

(f)       Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida, or in the federal courts located in Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(g)       Third-Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the Parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

** signature page follows **

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IN WITNESS WHEREOF, the Maker has executed and delivered this Note to the Payee as of the Effective Date.

MAKER:

TDG Acquisition Company LLC DBA Six-15 Technologies

By:
Name:	Rich Ryan
Title:	CEO and Authorized Signatory

Address:
336 Summit Point Drive
Henrietta, NY 14467

Accepted By:

PAYEE:

ROSSITER & CUMMARO ENTERPRISE LLC

By:
Name:	Anatoli Semenoff
Title:	CFO/COO, RCE

Address:

900 Island Park Drive, Suite 240

Daniel Island, SC, 29492

PAYEE:

ONPOINT LTB, LLC

By:
Name:	Anatoli Semenoff
Title:	Authorized Signatory

Address:

1628 Oak Leaf St, Daniel Island, SC, 29492

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SCHEDULE A-2 (Tranche 2)

Payments

Date	Amount	Principal	Interest	Cumulative Repyment	
Ext IO	4/1/2023	$ -	$ -	$ -		*Interest Only*
Ext IO	5/1/2023	$ 1,586	$ -	$ 1,586		*Interest Only*
Ext IO	6/1/2023	$ 3,173	$ -	$ 3,173		*Interest Only*
1	7/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 12,353	*Principal &*
2	8/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 24,707	*Interest Starts*
3	9/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 37,060	
4	10/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 49,414	
5	11/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 61,767	
6	12/1/2023	$ 12,353	$ 9,181	$ 3,173	$ 74,120	
7	1/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 86,474	
8	2/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 98,827	
9	3/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 111,181	
10	4/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 123,534	
11	5/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 135,887	
12	6/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 148,241	
13	7/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 160,594	
14	8/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 172,947	
15	9/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 185,301	
16	10/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 197,654	
17	11/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 210,008	
18	12/1/2024	$ 12,353	$ 9,181	$ 3,173	$ 222,361	
19	1/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 234,714	
20	2/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 247,068	
21	3/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 259,421	
22	4/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 271,775	
23	5/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 284,128	
24	6/1/2025	$ 12,353	$ 9,181	$ 3,173	$ 296,481	
		$ 301,241	**$ 220,334**	**$ 80,907**

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SCHEDULE B

Intellectual Property Portfolio - Subordinate Lien

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SCHEDULE C

Rich Ryan’s Primary Residence – Pledged as Collateral for Convertible Note

Mortgage Note & Deed

BEAUFORT COUNTY SC - ROD
BK 4120 Pgs 1683-1701
FILE NUM 2022012931
03/02/2022 09:39:00 AM
RCPT# 1079321
RECORDING FEES 25.00

Return To:
Document Management
Rocket Mortgage, LLC
1050 Woodward Ave
Detroit, MI 48226-1906

Prepared By:
Bret CerIotti
1050 Woodward Ave
Detroit, MI 48226-1906
(313)373-0000

72023396 8157712
Company NMLS#: 3030

[Space Above This Line For Recording Data]

3497207452

MORTGAGE

MIN 100039034972074522

DEFINITIONS

Words used in multiple sections of this document are defined below and other words are defined in Sections 3, 11, 13, 18, 20 and 21. Certain rules regarding the usage of words used in this document are also provided in Section 16.

(A) "Security Instrument" means this document, which is dated February 25, 2022 , together with all Riders to this document.
(B) "Borrower" is Richard J. Ryan, a married man

Borrower is the mortgagor under this Security Instrument.
(C) "MERS" is Mortgage Electronic Registration Systems, Inc. MERS is a separate corporation that is acting solely as a nominee for Lender and Lender's successors and assigns. **MERS is the mortgagee under this Security Instrument.** MERS is organized and existing under the laws of Delaware, and has an address and telephone number of P.O. Box 2026, Flint, MI 48501-2026, tel. (888) 679-MERS.

q03497207452 0233 322 0115
SOUTH CAROLINA - Single Family - Fannie Mae/Freddie Mac UNIFORM INSTRUMENT WITH MERS Form 3041 1/01
6664895528
VMP-6A(SC) (1302).00
Page 1 of 15 Initials:
VMP Mortgage Solutions, Inc.

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(D) "Lender" is Rocket Mortgage, LLC, FKA Quicken Loans, LLC

Lender is a Limited Liability Company
organized and existing under the laws of the State of Michigan .
Lender's address is 1050 Woodward Ave, Detroit, MI 48226-1906

(E) "Note" means the promissory note signed by Borrower and dated February 25, 2022 .
The Note states that Borrower owes Lender One Million Fifty Thousand Five Hundred and 00/100 Dollars
(U.S. $ 1,050,500.00) plus interest. Borrower has promised to pay this debt in regular Periodic Payments and to pay the debt in full not later than March 1, 2052 .

(F) "Property" means the property that is described below under the heading "Transfer of Rights in the Property."

(G) "Loan" means the debt evidenced by the Note, plus interest, any prepayment charges and late charges due under the Note, and all sums due under this Security Instrument, plus interest.

(H) "Riders" means all Riders to this Security Instrument that are executed by Borrower. The following Riders are to be executed by Borrower [check box as applicable]:

☐ Adjustable Rate Rider	☐ Condominium Rider	☐ Second Home Rider
☐ Balloon Rider	☒ Planned Unit Development Rider	☐ 1-4 Family Rider
☐ VA Rider	☐ Biweekly Payment Rider	☒ Other(s) [specify] Legal Attached

(I) "Applicable Law" means all controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions.

(J) "Community Association Dues, Fees, and Assessments" means all dues, fees, assessments and other charges that are imposed on Borrower or the Property by a condominium association, homeowners association or similar organization.

(K) "Electronic Funds Transfer" means any transfer of funds, other than a transaction originated by check, draft, or similar paper instrument, which is initiated through an electronic terminal, telephonic instrument, computer, or magnetic tape so as to order, instruct, or authorize a financial institution to debit or credit an account. Such term includes, but is not limited to, point-of-sale transfers, automated teller machine transactions, transfers initiated by telephone, wire transfers, and automated clearinghouse transfers.

(L) "Escrow Items" means those items that are described in Section 3.

(M) "Miscellaneous Proceeds" means any compensation, settlement, award of damages, or proceeds paid by any third party (other than insurance proceeds paid under the coverages described in Section 5) for: (i) damage to, or destruction of, the Property; (ii) condemnation or other taking of all or any part of the Property; (iii) conveyance in lieu of condemnation; or (iv) misrepresentations of, or omissions as to, the value and/or condition of the Property.

(N) "Mortgage Insurance" means insurance protecting Lender against the nonpayment of, or default on, the Loan.

(O) "Periodic Payment" means the regularly scheduled amount due for (i) principal and interest under the Note, plus (ii) any amounts under Section 3 of this Security Instrument.

(P) "RESPA" means the Real Estate Settlement Procedures Act (12 U.S.C. Section 2601 et seq.) and its implementing regulation, Regulation X (12 C.F.R. Part 1024), as they might be amended from time to time, or any additional or successor legislation or regulation that governs the same subject matter. As used

SOUTH CAROLINA - Single Family - Fannie Mae/Freddie Mac UNIFORM INSTRUMENT WITH MERS
VMP-6A(SC) (1302).00 Page 2 of 15 Initials: Form 3041 1/01
q03497207452 0233 322 0215

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in this Security Instrument, "RESPA" refers to all requirements and restrictions that are imposed in regard to a "federally related mortgage loan" even if the Loan does not qualify as a "federally related mortgage loan" under RESPA.

(Q) "Successor in Interest of Borrower" means any party that has taken title to the Property, whether or not that party has assumed Borrower's obligations under the Note and/or this Security Instrument.

TRANSFER OF RIGHTS IN THE PROPERTY

This Security Instrument secures to Lender: (i) the repayment of the Loan, and all renewals, extensions and modifications of the Note; and (ii) the performance of Borrower's covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower does hereby mortgage, grant and convey to MERS (solely as nominee for Lender and Lender's successors and assigns) and to the successors and assigns of MERS, the following described property located in the County of Beaufort :

[Type of Recording Jurisdiction] [Name of Recording Jurisdiction]

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.
SUBJECT TO COVENANTS OF RECORD.

Parcel ID Number: R614 047 000 0111 0000 which currently has the address of 2 Irene St [Street]
Bluffton [City] , South Carolina 29910-8364 [Zip Code]
("Property Address"):

TO HAVE AND TO HOLD this property unto MERS (solely as nominee for Lender and Lender's successors and assigns,) and to the successors and assigns of MERS, forever, together with all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property." Borrower understands and agrees that MERS holds only legal title to the interests granted by Borrower in this Security Instrument, but, if necessary to comply with law or custom, MERS (as nominee for Lender and Lender's successors and assigns) has the right: to exercise any or all of those interests, including, but not limited to, the right to foreclose and sell the Property; and to take any action required of Lender including, but not limited to, releasing and canceling this Security Instrument.

BORROWER COVENANTS that Borrower is lawfully seised of the estate hereby conveyed and has the right to grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

SOUTH CAROLINA - Single Family - **Fannie Mae/Freddie Mac UNIFORM INSTRUMENT WITH MERS**
VMP-6A(SC) (1302).00 Page 3 of 15 Initials: Form 3041 1/01
q03497207452 0233 322 0315

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EXHIBIT A - LEGAL DESCRIPTION

Tax Id Number(s): R614 047 000 0111 0000

Land situated in the County of Beaufort in the State of SC

All that certain piece, parcel or lot of land, with improvements thereon, situate, lying and being in Bluffton Township, Beaufort County, South Carolina, designated as Lot Number Two Hundred Three (203), Block F, Palmetto Bluff Village, and being more particularly shown and described on the plat thereof prepared by Boyce L. Young, SC RLS #11079, dated June 22, 2005, and recorded in the Office of the Register of Deeds for Beaufort County, South Carolina, in Plat Book 114 at Page 39. For a more detailed description as to courses, metes and bounds, reference may be made to said plat of record.

Commonly known as: 2 Irene St, Bluffton, SC 29910-8364

THE PROPERTY ADDRESS AND TAX PARCEL IDENTIFICATION NUMBER LISTED ARE PROVIDED SOLELY FOR INFORMATIONAL PURPOSES.

Being the same property conveyed to Richard J. Ryan by James B. Wessinger, Trustee for the James B. Wessinger Trust, dated March 12, 2007, and Marjorie Wessinger, by deed dated September 6, 2018 and recorded September 24, 2018 of record in Deed Book 3701, Page 2287, in the County Clerk's Office.

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